UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 19, 2007
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT (Address of Principal Executive Offices)	06890 (Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As described in Item 2.03, on December 19, 2007, the Company entered into a credit agreement with Bank of America, N.A. The disclosure provided in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On December 19, 2007, the Company entered into a Credit Agreement (“Credit Agreement”) with Bank of America, N.A. (“Bank”). The Credit Agreement provides for a revolving line of credit of up to $25 million. Outstanding amounts under the line of credit will bear interest at either 1) LIBOR plus 100 basis points, or 2) the Bank’s prime rate less 50 basis points. All amounts outstanding under the Credit Agreement are due on December 14, 2008. Pursuant to the Credit Agreement, the credit facility is available to the Company provided that no event of default shall have occurred. Upon the occurrence of an event of default, including payment defaults, covenant defaults, and other customary defaults, the Company’s obligations under the Credit Agreement may be accelerated. The Company may repay loans in whole or in part at any time, provided that LIBOR rate loans may be subject to a prepayment fee. The credit facility is unsecured.
This description of the Company’s revolving line of credit does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.18 and is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.18	Credit Agreement dated December 14, 2007 between Sturm, Ruger & Company, Inc. and Bank of America, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	/s/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Vice President, Treasurer and Chief Financial Officer

     Dated: December 20, 2007

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